UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 5, 2017, Heidrick & Struggles International, Inc. (“HSII”) announced the appointment of Andrew LeSueur as Managing Partner-Heidrick Consulting, effective January 1, 2018. Mr. LeSueur will also serve as the Regional Leader, Americas for Heidrick Consulting.

HSII previously announced that it would combine its Culture Shaping and Leadership Consulting business units to form Heidrick Consulting in January 2018. Mr. LeSueur, 51, will lead the completion of the integration of the two businesses effective immediately. Previously, Mr. LeSueur was the Managing Director of Leadership Consulting in the Americas. He was appointed to that position in May 2017. Prior to serving in that role, Mr. LeSueur was a partner in HSII’s Executive Search business serving private equity, financial services and industrial clients from June 2015 through May 2017. Mr. LeSueur joined Heidrick from McKinsey & Co., where he was a partner working with clients to help architect, implement and sustain performance transformations. Mr. LeSueur joined McKinsey in 2004 and was a partner at McKinsey from 2008 through June 2015.

HSII also announced that Mr. Colin Price, Executive Vice President and Managing Partner- Leadership Consulting, will focus on client service as part of Heidrick Consulting. He will also further develop and deepen the firm’s intellectual property and thought leadership.

Mr. Michael Marino, Executive Vice President and Managing Partner – Culture Shaping, will retire from the firm effective December 31, 2017 after an impactful career of 25 years helping clients create thriving organizational cultures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: December 7, 2017	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer